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                                                                     EXHIBIT 1.9

                            ARTICLES OF INCORPORATION
                                       OF
                          C. R. H. INTERNATIONAL, INC.

         The undersigned, a citizen, of the United States of America, desiring to form a corporation for profit under the General Corporation Law of Ohio does hereby certify:

         FIRST: The name of the said corporation shall be

                           C.R.H. INTERNATIONAL, INC.

         SECOND: The place in Ohio where its principal office is to be located is Columbus, in Franklin County.

         THIRD: The purpose or purposes for which it is formed are:

         1. To establish, maintain, conduct and carry on a general merchandising business; and in conjunction therewith to manufacture, produce, buy, import and otherwise acquire, own, store, hold, use, sell, export, distribute, lease and otherwise dispose of and generally deal in and with, at wholesale or retail, as principal and/or agent for others, upon commission, consignment or otherwise, goods, wares, commodities, merchandise and personal property of every class, name, nature, and description.

         2. To do all acts requisite or proper to qualify under the laws of, domicile the Corporation in, and to do business in any other state, territory, District of Columbia, or dependency.

         3. In general to have and exercise any lawful act or activity or any rights, powers and privileges which are now or may hereafter be conferred upon corporations by the State of Ohio under Section 1701.01 to 1701.98, inclusive of the Revised Code.
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         FOURTH: The authorized number of shares of the Corporation is Five
Hundred (500) ------------------------------------------------------ all of
which shall be common shares without par value.

         FIFTH: The amount of capital with which the Corporation will begin business is Five Hundred and no/100 Dollars ($500.00).

         SIXTH: In addition to any rights conferred upon it by statute, the Corporation shall have the right to amend these Articles so as to change the purpose or purposes for which it is formed and/or to add thereto.

         IN WITNESS WHEREOF, I have hereunto subscribed my name, this 27th day of March, 1974.


                                        /s/ MARTIN N. GOLDSMITH
                                        --------------------------------------
                                        Martin N. Goldsmith
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                          ORIGINAL APPOINTMENT OF AGENT

         KNOW ALL MEN BY THESE PRESENTS, That Joseph E. Andres of 35 North Fourth Street, in Columbus, Franklin County, Ohio 43215, a natural person and resident of said county, being the county in which the principal office of C. R.
H. INTERNATIONAL, INC. is located, is hereby appointed as the person on whom process, tax notices and demands against said C. R. H. INTERNATIONAL, INC., may be served.

                                            C. R. H. INTERNATIONAL, INC.

                                            /s/ Martin N. Goldsmith
                                            ----------------------------------
                                                 Martin N. Goldsmith



                                            Columbus, Ohio 43215

                                            March 27, 1974



C. R. H. INTERNATIONAL, INC.

Columbus, Ohio 43215

         Gentlemen: I hereby accept the appointment as representative of your Company upon whom process, tax notices, or demands may be served.


                                            /s/ Joseph E. Andres
                                            ----------------------------------
                                                  Joseph E. Andres